UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 23, 2013

DYAX CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24537	04-3053198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
55 Network Drive Burlington, MA 01803
(Address of Principal Executive Offices) (Zip Code)

(617) 225-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On August 23, 2013, Dyax Corp. (“Dyax”) and US Bioservices Corporation (“US Bio”) entered into the First Amendment (the “Amendment”) to the Hub Services Agreement between Dyax and US Bio entered into in February 2013.  Pursuant to the Amendment, US Bio will stop providing Dyax with telephonic hotline support, referral intake, patient enrollment, access and reimbursement support, call triage, referral triage and general patient support services (the “Hub Services”) effective September 30, 2013 (the “Termination Date”).  The Amendment provides for transition services by US Bio through the Termination Date.

Dyax is in discussions with an alternative vendor of Hub Services and expects to enter into a new agreement to provide these services on or before the Termination Date.

Certain information included in this current report is forward-looking in nature within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including our expectation that we will enter into a new Hub Services agreement on or before the Termination Date.  The forward-looking statements in this report are based on our current good faith beliefs; however, actual results may differ due to inaccurate assumptions regarding our ability to negotiate such an agreement in a timely manner.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYAX CORP.

Dated:	August 29, 2013	By:	/s/ Andrew D. Ashe
Andrew D. Ashe
General Counsel and Sr. Vice President, Admin.